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                                                                    EXHIBIT 99.1


COPPER MOUNTAIN AGREES TO ACQUIRE ONPREM NETWORKS, EXPANDING ITS DSL PRODUCT OFFERING WITH LOW-DENSITY DSL CONCENTRATOR FOR MULTI-TENANT UNIT MARKET

ACQUISITION WILL ENABLE MTU SERVICE PROVIDER CUSTOMERS TO COST-EFFECTIVELY EXTEND REACH TO SMALL BUILDINGS

PALO ALTO, Calif., January 26, 2000--Copper Mountain Networks, Inc., (Nasdaq:
CMTN), the market-share leader in business Digital Subscriber Line (DSL) equipment, today announced a definitive agreement to acquire privately-held OnPrem Networks Corp. of Fremont, California. OnPrem is a developer of highly integrated DSL solutions for the small and medium building Multi-Tenant Unit
(MTU) market. Supporting its business objectives, this acquisition expands Copper Mountain's addressable market, and distinguishes Copper Mountain as the only DSL equipment manufacturer with a complete line of cost-effective low, medium, and high-density DSL solutions and a dedicated MTU business unit focused on capturing MTU market share.

Under the terms of the agreement, Copper Mountain will acquire OnPrem Networks Corp. in exchange for the issuance of approximately 1.3 million shares of Copper Mountain common stock and Copper Mountain stock options. The acquisition will be accounted for as a purchase transaction and is expected to close later in the first quarter of Copper Mountain's fiscal year 2000. This acquisition has been approved by the boards of directors of each company and is subject to various closing conditions.

OnPrem's low-density integrated DSL concentrator will complement Copper Mountain's existing line of high-density and mid-density DSL concentrators to create a complete solution aimed at meeting the needs of MTU service providers who manage portfolios of buildings of all sizes--ranging from small buildings requiring a low-cost, low-density solution, to large buildings with higher-density and capability requirements. OnPrem's DSL concentrator is currently under development and is expected to be introduced in the second quarter of 2000.

OnPrem was founded in 1998 by Wil Cochran, CEO; George Marshall, vice president of marketing; and Casey Cox, vice president of engineering. OnPrem employees will form the nucleus of an MTU business unit for Copper Mountain, with Wil Cochran serving as general manager. The new Copper Mountain MTU business unit will continue to be based in Fremont.

"The acquisition of OnPrem is of great strategic importance to Copper Mountain's Multi-Tenant Unit market momentum," said Rick Gilbert, president and CEO of Copper Mountain. "In 1999, we had tremendous success in the CLEC central office market, becoming the number one provider of business DSL solutions. In 2000, Copper Mountain plans to aggressively expand our franchise into the MTU market, and we believe that the acquisition of OnPrem will position us well to achieve a dominant position in this additional DSL market segment."

Gilbert added, "Our MTU customers have repeatedly indicated to us that success in the MTU marketplace requires both a dedicated team focusing on the unique needs of this segment and a complete product line. OnPrem has put together a terrific R&D team that understands the requirements of the MTU marketplace very well, and OnPrem is developing a MTU product that, together with our existing higher-density solutions, will help Copper Mountain address this growing DSL market segment with a complete offering."

According to Department of Energy building surveys, there are over 118,000 Multi-Tenant Unit buildings in the U.S. alone. The annual U.S. MTU market is projected to exceed $1.0 billion dollars by 2002 with over 3.5 million MTU-based users expected by the year 2002, according to industry analysts.

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"With the CopperEdge 200 and CopperEdge 150, we have DSL concentrators that scale from 24 to 196 ports, enabling providers to offer DSL services to tenants in large and mid-sized buildings," said Gilbert. "By augmenting our product portfolio with the 8 to 24 port concentrator that OnPrem is developing, Copper Mountain will be able to meet the needs of carriers and MTU providers for a competitively-priced product well suited for smaller MTU properties across the U.S. and abroad."

"OnPrem has developed the premier product in the small-to-medium building MTU market, and is uniquely poised to leverage the relationships Copper Mountain has already developed with premier CLEC and MTU service providers across the U.S.," said Wil Cochran. "Together, we can meet the high-speed access needs of all types of buildings, regardless of size. We expect the combination of Copper Mountain and OnPrem products to provide the broadest range of product densities available for MTU applications today."

Copper Mountain DSL Solutions
Copper Mountain's CopperEdge(R) DSL concentrators deliver bandwidth up to 1.5 Mbps while supporting multiple services over DSL, including Internet access, toll-quality voice services, corporate virtual private networks (VPNs), and Frame Relay. With up to 192 ports per chassis, the CopperEdge 200 offers maximum flexibility and expandability for DSL service. The CopperEdge 150, which is optimized for use in mid-sized MTU buildings, is available in 24- or 48-port configurations. The addition of OnPrem's low port-density DSL concentrator to Copper Mountain's product line will give providers an entry-level unit that scales from 8 to 24 ports.

About Copper Mountain Networks
Copper Mountain Networks, Inc. (Nasdaq: CMTN) develops and markets a comprehensive family of DSL solutions that enable high-speed internetworking over existing copper facilities. The company's mission is to enable carriers and other service providers to offer a full range of high-performance, cost-effective data and voice services over DSL that are easy to deploy, use, and manage. Copper Mountain's CopperRocket(R) CPE family addresses the bandwidth, reliability, ease-of-use, and cost concerns of remote offices and users. Its carrier-class CopperEdge(R) DSL concentrators and CopperView(TM) network management solutions offer a robust and scalable platform for carrierS and Multi-Tenant Unit service providers to generate a high return on investment while satisfying the ever-increasing user demand for bandwidth. Customers wanting more information about Copper Mountain products can contact Diana Helfrich at (650) 687-3314 or visit the company's World Wide Web site at http://www.coppermountain.com. For investor relations information, call toll free 877-INFO-CMTN (463-6268) or contact the company at IR@coppermountain.com.


Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties. Copper Mountain wishes to caution you that there are a number of factors that could cause actual results to differ materially from the results indicated by such statements. Copper Mountain's proposed acquisition of OnPrem has not been completed and is subject to certain conditions. If any of these conditions are not met, Copper Mountain may not complete the acquisition of OnPrem, or, if the acquisition is completed, it may not be on the terms described in this release. If the acquisition of OnPrem is not completed or if there are any subsequent delays in introducing OnPrem's products, the benefits of such acquisition may not be realized. Other factors which could cause Copper Mountain's actual results to differ from the results indicated by forward-looking statements in this release include, but are not limited to, risks related to integrating OnPrem's operations and products with those of Copper Mountain, uncertainties related to retaining OnPrem's key employees, uncertainties regarding market acceptance of OnPrem's products, and Copper Mountain's ability to keep pace with rapidly changing product requirements, and factors affecting the demand for DSL technologies. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Registration Statement on Form S-1 (No. 333-73153).

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.